EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2005, relating to the financial statements of Douglas Elliman Realty, LLC as of and for the year ended December 31, 2004, which appears in Vector Group Ltd.’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2004.
/s/ PricewaterhouseCoopers LLP
Melville, New York
December 16, 2005